Exhibit 99.1

Och-Ziff Capital Management Group LLC Announces Public Offering of $250 million of Class A Shares

New York, NY. November 15, 2011 - Och-Ziff Capital Management Group LLC (NYSE: OZM) (“Och-Ziff” or the “Company”) announced today that it plans to raise $250 million in a public offering of its Class A Shares representing limited liability company interests. The Company expects to grant the underwriters an option to purchase up to an additional 15% of the offered number of Class A Shares. Goldman, Sachs & Co., BofA Merrill Lynch and Morgan Stanley & Co. LLC will serve as Joint Book-Running Managers for the offering. The Company’s partners, employees and other significant shareholders will not sell any shares in connection with the offering.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission, which became effective on November 15, 2011. A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on November 15, 2011.

The Company intends to use the net proceeds from the offering to repurchase at 95% of par a portion of the outstanding indebtedness under the existing credit agreement under which its affiliate, OZ Management LP, is the borrower, and use any remainder for working capital and other general corporate purposes.

On November 15, 2011, OZ Management, as borrower, and certain other subsidiaries of Och-Ziff, as guarantors, entered into a $391 million delayed draw term loan agreement (the “New Term Loan Agreement”) with certain financial institutions, as lenders, Goldman Sachs Lending Partners LLC, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral administrative agent, and Goldman Sachs Lending Partners LLC, as lead arranger. The New Term Loan Agreement allows for up to three borrowings in an aggregate amount of up to $391 million, so long as certain conditions are met. The New Term Loan Agreement will be used to consummate the repurchase described above, to make other repurchases and repayments of the indebtedness outstanding under the existing credit agreement and, following repayment in full of such indebtedness, for working capital and other general corporate purposes. The New Term Loan Agreement will mature on November 23, 2016.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; or Morgan Stanley, via telephone: (866) 718-1649, email: prospectus@morganstanley.com, or standard mail at Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain our partners, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff provides asset management services to institutional investors globally through its hedge fund and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, risk-adjusted returns across market cycles with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of November 1, 2011, Och-Ziff had approximately $28.9 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

SOURCE Och-Ziff Capital Management Group LLC

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